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Exhibit (a)(1)(iii)

        Notice of Guaranteed Delivery
for
Offer to Purchase
All Outstanding Shares of Common Stock
of
Envivio, Inc.
at
$4.10 Per Share, Net in Cash,
Pursuant to the Offer to Purchase dated September 28, 2015
by
Cindy Acquisition Corp.
a direct wholly owned subsidiary of
Ericsson Inc.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE ONE MINUTE AFTER 11:59 P.M., NEW YORK CITY TIME, ON OCTOBER 26, 2015, UNLESS THE OFFER IS EXTENDED.

        This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates representing shares of common stock, par value $0.001 per share (the "Shares"), of Envivio, Inc., a Delaware corporation, are not immediately available, (ii) the procedure for book-entry transfer cannot be completed on a timely basis or (iii) time will not permit all required documents to reach American Stock Transfer & Trust Company, LLC (the "Depositary") before the Offer expires. This Notice of Guaranteed Delivery may be delivered by facsimile transmission or mail to the Depositary. See Section 3—"Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase (as defined below). Please be advised that submissions received after normal business hours may be subject to a fee from the paying agent.

The Depositary for the Offer is:

American Stock Transfer & Trust Company, LLC

If delivering by mail:	By delivering by hand, express mail, courier or any other expedited service:
American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042	American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

        For information, call (877) 248-6417 toll-free or contact via e-mail at info@amstock.com.

        DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

        THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

        The undersigned hereby tenders to Cindy Acquisition Corp., a Delaware corporation and a wholly owned direct subsidiary of Ericsson Inc., a Delaware corporation, on the terms and subject to the conditions set forth in the Offer to Purchase, dated September 28, 2015 (the "Offer to Purchase"), and the related Letter of Transmittal (together with the Offer to Purchase, the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.001 per share ("Shares"), of Envivio, Inc. ("Envivio"), a Delaware corporation, specified below, pursuant to the guaranteed delivery procedure set forth in Section 3—"Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase.

Number of Shares Tendered:

Certificate No.(s) (if available):
(if your Shares are uncertificated, write the word "uncertificated" on this line)

Check box if Shares will be tendered by book entry transfer: ☐

DTC Account Number:

Dated:

Name(s) of Record Holder(s):
(Please type or print)

Address(es):
(Including Zip Code)

Area Code and Tel. No.:
(Daytime telephone number)

Signature(s):

 GUARANTEE
(not to be used for signature guarantees)

The undersigned, an Eligible Institution (as defined in Section 3—"Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase), hereby (i) represents that the tender of Shares effected hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended, and (ii) guarantees delivery to the Depositary, at one of its addresses set forth above, within three NASDAQ Stock Market trading days after the date hereof, of: (A) if the Shares being tendered are certificated, (1) the Letter of Transmittal, properly completed and duly executed, (2) Share Certificates evidencing such Shares, in proper form for transfer and (3) any other documents required by the Letter of Transmittal; (B) if the Shares being tendered are uncertificated and held in book-entry form on the books of Envivio's agent, (1) the Letter of Transmittal, properly completed and duly executed, and (2) any other documents required by the Letter of Transmittal; and (C) if the Shares are being tendered by book-entry transfer, (1) a Book-Entry Confirmation (as defined in Section 2—"Acceptance for Payment and Payment for Shares" of the Offer to Purchase), (2) the Letter of Transmittal, properly completed and duly executed, or an Agent's Message (as defined in Section 2—"Acceptance for Payment and Payment for Shares" of the Offer to Purchase) and (3) any other documents required by the Letter of Transmittal.

Name of Firm:

Address:
(Including Zip Code)

Area Code and Tel. No.:

Authorized Signature:

Name:
(Please Type or Print)

Title:

Dated:

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message and any certificates for Shares to the Depositary within the time period indicated above. Failure to do so could result in a financial loss to such Eligible Institution.

NOTE: DO NOT SEND CERTIFICATES EVIDENCING SHARES WITH THIS NOTICE. CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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  Exhibit (a)(1)(iii)
GUARANTEE (not to be used for signature guarantees)